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                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported):
                         August 3, 1995



                 THE MAY DEPARTMENT STORES COMPANY
     (Exact name of Registrant as specified in its charter)

   New York                   I-79               43-0398035
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300






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Item 5.   Other Events.

     On August 3, 1995, Registrant reported preliminary sales of $801.4 million for the four-week period ended July 29, a 10.1% increase over $727.8 million in the similar fiscal period last year. Department store sales for the month of July totaled $635.1 million, up 8.1% or $47.7 million over last year. Sales for Payless ShoeSource were $166.3 million, an increase of 18.4% or $25.9 million over last year's similar period.

     On August 7, 1995, Registrant reported that fully diluted earnings per share for the 13 weeks ended July 29 increased 8.2% to $.53, compared with $.49 per share for the quarter in 1994. Net earnings were $141 million, compared with $130 million a year ago. Sales were $2.87 billion, up 9.4% from $2.62 billion during the same period in 1994.

     For the six months ending July 29, the Registrant's fully
diluted earnings per share were $.95, an increase of 5.6%
compared with $.90 in 1994.  Net earnings were $255 million,
compared with $242 million a year ago.   Sales increased 8.1% to
$5.56 billion compared with $5.15 billion last year.

     On August 8, 1995, the Registrant and J.C. Penney Company, Inc. announced that they will acquire John Wanamaker and Woodward & Lothrop stores in the Philadelphia, Washington and Baltimore market areas. The United States Bankruptcy Court of the Southern District of New York approved a Registrant/J.C. Penney joint bid in the amount of $460 million of net distributable value to creditors. Under the joint bid, the Registrant will acquire 14 Wanamaker stores in the Philadelphia area, 13 of which it will operate as Hecht's stores and one of which it will sell to a third party, and three Woodward & Lothrop stores in the Washington area, two of which it will operate as Lord & Taylor stores and one of which it will operate as a Hecht's store. In addition, the Registrant will acquire two distribution centers, one of which it will operate and one of which it will sell to a third party. The Registrant expects that the transaction will close later in August.












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Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.

                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     99-1      Press Release dated August 3, 1995      6

     99-2      Press Release dated August 7, 1995      7

     99-3      Press Release dated August 8, 1995      10





































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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  August 15, 1995    By:     /s/ Richard A. Brickson


                                   Richard A. Brickson
                                   Secretary and Senior Counsel
































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                       INDEX TO EXHIBITS



                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     99-1      Press Release dated August 3, 1995      6

     99-2      Press Release dated August 7, 1995      7

     99-3      Press Release dated August 8, 1995      10




































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